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                                                                   EXHIBIT 10.37



                 FIFTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT


                  FIFTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of January 12, 2001, among SPECIAL DEVICES, INCORPORATED, a corporation organized under the laws of the State of Delaware (the "BORROWER"), the lenders party to the Credit Agreement referred to below (collectively, the "BANKS") and BANKERS TRUST COMPANY, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :
                               - - - - - - - - - -


                  WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of December 15, 1998 (as in effect on the date hereof, the "CREDIT AGREEMENT");

                  WHEREAS, the Borrower has previously delivered to the Administrative Agent and the Banks a notice, dated August 20, 1999, a copy of which is attached hereto as ANNEX A, relating to certain environmental matters as described therein (the "ENVIRONMENTAL NONCOMPLIANCE");

                  WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Waiver and Modification to Credit Agreement, dated as of September 14, 1999 (the "WAIVER"), pursuant to which, among other things, on the terms and conditions set forth therein, (i) the Banks waived any Default or Event of Default that may have occurred and be continuing under the Credit Agreement solely as a result of the Borrower's failure to be in compliance with the provisions of the Credit Agreement due to the Environmental Noncompliance and (ii) in order to induce the Banks to grant the waiver described in immediately preceding clause (i) and to permit certain Credit Events to occur from time to time notwithstanding the existence of the Environmental Noncompliance, it was agreed by and among the parties to the Waiver that, among other things, until such time as the Required Banks otherwise agree in writing, the Borrower may not incur or suffer to exist any Revolving Loans, Swingline Loans or Letters of Credit if, after giving effect to the incurrence or existence thereof, the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and Letter of Credit Outstandings would exceed the lesser of (x) the Total Revolving Loan Commitment as then in effect and (y) $20,000,000;

                  WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Fourth Amendment, Consent and Waiver to Credit Agreement, dated as of September 18, 2000 (the "SCOT AMENDMENT"), pursuant to which, among other things, on the terms and conditions set forth therein, (i) the Banks consented to the sale (the "SCOT SALE") of 100% of the capital stock of Scot, Incorporated, a corporation organized under the laws of the State of Delaware and a Wholly-Owned Domestic Subsidiary of the Borrower immediately prior to such sale and (ii) in order to induce the Banks to grant the consent described in immediately preceding clause (i), it was agreed by and among the parties to the Scot Amendment that, among other things, until such time as when the Borrower shall have paid its estimated tax payments with respect to both its



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federal and state income tax obligations for its fiscal year ending closest to
October 31, 2000 (which date shall not be earlier than January 15, 2001), the Borrower may not incur or suffer to exist any Revolving Loans, Swingline Loans or Letters of Credit if, after giving effect to the incurrence or existence thereof, the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and Letter of Credit Outstandings would exceed the lesser of (x) the Total Revolving Loan Commitment as then in effect and (y) $20,000,000 LESS the Revolver Blocked Amount (as defined in the Scot Amendment);

                  WHEREAS, the Borrower has previously delivered to the Administrative Agent and the Banks a notice, dated December 14, 2000, a copy of which is attached hereto as ANNEX B, setting forth (i) the terms of the settlement of the Environmental Noncompliance (without giving effect to any amendment or modification thereof or supplement or replacement thereto, except with the approval of the Required Banks, the "ENVIRONMENTAL NONCOMPLIANCE SETTLEMENT") including (x) that certain Plea Agreement, dated as of December 12, 2000, by and between the Borrower and the United States Attorney's Office for the Central District of California (the "FEDERAL SETTLEMENT") setting forth, among other things, payment obligations on the part of the Borrower in the aggregate amount of $1,501,200 and (y) that certain Consent Agreement and Stipulation of Entry of Final Judgment; Order filed in the Superior Court of the State of California, County of Los Angeles (the "STATE SETTLEMENT") setting forth, among other things, payment obligations on the part of the Borrower in the aggregate amount of $565,500, (ii) a request by the Borrower that the Required Banks agree in writing that the Borrower may incur Revolving Loans and Swingline Loans for the purpose of making payments relating to the Environmental Noncompliance Settlement in accordance with the terms thereof and (iii) a request by the Borrower for certain amendments to the Credit Agreement; and

                  WHEREAS, subject to the terms and conditions of this Amendment, the Banks hereby agree to grant the consents and amendments under the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

I.       CONSENTS UNDER CREDIT AGREEMENT.

                  1. The Borrower and the Banks hereby agree that, notwithstanding anything to the contrary set forth in Section 2 of Part I of the Waiver and Section 2 of Part I of the Scot Amendment, but subject to the other terms and conditions set forth in the Credit Agreement, at all times after the Fifth Amendment Effective Date (as defined below), unless the Required Banks shall have otherwise agreed in writing, (A) the Borrower may not incur any Revolving Loans, Swingline Loans or Letters of Credit if, after giving effect to the incurrence thereof, the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and Letter of Credit Outstandings would exceed the lesser of (x) the Total Revolving Loan Commitment as then in effect and (y) the Revolver Cap (as defined below) as then in effect and (B) on any day on which the sum of the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and Letter of Credit Outstandings exceeds the lesser of
(x) the Total Revolving Loan

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Commitment as then in effect and (y) the Revolver Cap as then in effect, the
Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full (or if no Swingline Loans are outstanding), Revolving Loans in an amount equal to such excess and if, after giving effect to such prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the lesser of (x) the Total Revolving Loan Commitment as then in effect and (y) the Revolver Cap as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Bank and the Banks under the Credit Agreement in a cash collateral account to be established by the Administrative Agent.

                  It is understood and agreed that, for purposes of this Section 1 of Part I:

                  (A) "REVOLVER CAP" shall mean an amount initially equal to $20,000,000 LESS the Revolver Blocked Amount, which Revolver Cap shall be:

                           (x) increased (but not in the aggregate by more than
                  $2,500,000 pursuant to this sub-clause (x)) on each date that the Borrower shall incur Revolving Loans and/or Swingline Loans for the purpose of promptly satisfying its payment obligations expressly in accordance with the terms of the Environmental Noncompliance Settlement (including the payment of related fees and expenses), PROVIDED that (i) the Borrower shall in fact promptly utilize such proceeds for the purpose of promptly satisfying its payment obligations expressly in accordance with the terms of the Environmental Noncompliance Settlement and (ii) no Default or Event of Default under
                  Section 10.01, 10.05, 10.10 or 10.11 of the Credit Agreement shall then exist, PROVIDED, HOWEVER, in no event shall (1) the Borrower be permitted to incur Revolving Loans and/or Swingline Loans for the purpose of satisfying any payment obligation with respect to the Federal Settlement until such time as when any and all required governmental consents and other third party consents with respect to such Federal Settlement shall have been obtained and all such consents shall be final, (2) the Borrower be permitted to incur Revolving Loans and/or Swingline Loans for the purpose of satisfying any payment obligation with respect to the State Settlement until such time as when any and all required governmental consents and other third party consents with respect to such State Settlement shall have been obtained and all such consents shall be final and (3) the Borrower be permitted to incur Revolving Loans and/or Swingline Loans for the purpose of satisfying any obligation to pay fees and expenses (including, without limitation, legal fees and expenses) (other than to the extent expressly required by the terms of the Federal Settlement or the State Settlement, as the case may be) until such time as when any and all required governmental consents and other third party consents with respect to both the Federal Settlement and the State Settlement shall have been obtained and all such consents shall be final; (PROVIDED that the aggregate amount of

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                  Revolving Loans and/or Swingline Loans incurred by the
                  Borrower pursuant to this subclause (3) shall in no event exceed $433.300), and

                           (y) increased (but not in the aggregate by more than
                  the Revolver Blocked Amount pursuant to this sub-clause (y)) on each date on or after the Tax Payment Date that the Borrower shall incur Revolving Loans and/or Swingline Loans for the purpose of promptly making its estimated tax payments with respect to its federal and state income tax obligations for its fiscal year ended closest to October 31, 2000, PROVIDED that (i) the Borrower shall in fact promptly utilize such proceeds for the purpose of promptly making its estimated tax payments with respect to its federal and state income tax obligations for its fiscal year ended closest to October 31, 2000 and (ii) no Default or Event of Default under Section 10.01, 10.05, 10.10 or 10.11 of the Credit Agreement shall then exist; and

                  (B) "TAX PAYMENT DATE" shall mean the date that the Borrower shall make its estimated tax payments with respect to its federal and state income tax obligations for its fiscal year ended closest to October 31, 2000 (which date shall be no earlier than January 15, 2001).

II.      AMENDMENTS TO CREDIT AGREEMENT.

                  1. Section 9.09 of the Credit Agreement is hereby amended by deleting said Section 9.09 in its entirety and inserting the following new
Section 9.09 in lieu thereof:

                  "9.09 MAXIMUM LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


         PERIOD                                               RATIO
         The last day of the
         Borrower's fiscal quarter
         ending closest to January
         31, 2001 through and
         including the date
         immediately preceding the
         last day of the Borrower's
         fiscal quarter ending
         closest to April 30, 2001                         7.15:1.00


         The last day of the
         Borrower's fiscal quarter
         ending closet to April 30,
         2001 through and including
         the date immediately
         preceding the last day of
         the Borrower's fiscal
         quarter ending closest to
         July 31, 2001                                     7.25:1.00



         The last day of the
         Borrower's fiscal quarter
         ending closest to July 31,
         2001 through and including
         the date immediately
         preceding the last day of
         the Borrower's fiscal
         quarter ending closest to
         October 31, 2001                                  6.80:1.00

         The last day of the
         Borrower's fiscal quarter
         ending closest to October
         31, 2001 through and
         including the date
         immediately preceding the
         last day of the Borrower's
         fiscal quarter ending
         closest to January 31, 2002                       6.00:1.00

         Thereafter                                        3.00:1.00."


                  2. The definition of "Consolidated EBITDA" appearing in
Section 11.01 of the Credit Agreement is hereby deleted and the following new definition is inserted in lieu thereof:

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto (without duplication) (i) the amount of all amortization, depreciation and other non-cash expenses or non-cash charges that were deducted in arriving at Consolidated EBIT for such period (including amortization of goodwill, the non-cash costs of agreements evidencing Interest Rate Protection Agreements, Other Hedging Agreements, license agreements and non-competition agreements, and the non-cash amortization of Capitalized Lease Obligations, managements fees and organization costs), but excluding, however, any non-cash expenses or non-cash charges associated with any asset write-downs, (ii) unrealized non-cash gains and losses from hedging, foreign currency or commodities translations and transactions that were deducted in arriving at Consolidated EBIT for such period, (iii) up to (I) $1,700,000 of inventory write-downs, (II) $11,300,000 of legal, consulting and other expenses relating to the environmental investigations at the Borrower's facilities and (III) $638,700 relating to the write-off of a receivable, in each case (in the case of this clause (iii)) to the extent that such charges were incurred in the Borrower's fiscal quarter ended October 31, 1999 and were deducted in arriving at Consolidated EBIT for such period and (iv) up to $2,066,700 in the aggregate of payments, fines, penalties and legal, consulting and other expenses relating to the settlement of the environmental investigations at the Borrower's facilities to the extent that such charges were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom any cash expenses, cash charges or cash payments arising from any non-cash expenses, non-cash charges or unrealized non-cash gains or losses that were deducted in arriving at Consolidated EBIT in a previous period.

                  3. From and after the Fifth Amendment Effective Date, the Borrower and the Banks hereby agree that the provisions of the Credit Agreement (including, without limitation, the

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representations and warranties of the Borrower set forth therein) shall no longer be modified by the Waiver.

III.     MISCELLANEOUS.

                  1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) all representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Fifth Amendment Effective Date (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (ii) there exists no Default or Event of Default on the Fifth Amendment Effective Date, in each case after giving effect to this Amendment and (iii) the payments required to be made by the Borrower pursuant to the Environmental Noncompliance Settlement could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. Without limiting the foregoing, the Borrower hereby represents and warrants that, other than for the Environmental Noncompliance Settlement, to the best of its knowledge after due inquiry, there are no liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including attorneys' and consultants' fees and disbursements) that are likely to be assessed against the Borrower or any of its Subsidiaries from time to time related to the Environmental Noncompliance that either individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "FIFTH AMENDMENT EFFECTIVE DATE") when each Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including, without limitation, by way of facsimile transmission) the same to the Administrative Agent at the Notice Office. This Amendment and the agreements contained herein shall be binding on the successors and assigns of the parties hereto.

                  6. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.



                                      SPECIAL DEVICES, INCORPORATED



                                      By: /s/ Donald C. Campion
                                          ----------------------------------
                                          Name:  Donald C. Campion
                                          Title: Executive Vice President
                                                 and Chief Financial Officer

                                      BANKERS TRUST COMPANY,
                                        Individually and as Administrative Agent


                                      By: /s/ Marguerite Suttton
                                          ----------------------------------
                                          Name:  Marguerite Suttton
                                          Title: Vice President

                                      THE BANK OF NOVA SCOTIA



                                      By: /s/ Jon Burckin
                                          ----------------------------------
                                          Name:  Jon Burckin
                                          Title: Managing Director


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                                      CITY NATIONAL BANK



                                      By: /s/ Edward Vassallo
                                          ----------------------------------
                                          Name:  Edward Vassallo
                                          Title: Vice President

                                      FIRST UNION NATIONAL BANK



                                      By: /s/ Robert A. Brown
                                          ----------------------------------
                                          Name:  Robert A. Brown
                                          Title: Vice President

                                      NATIONAL CITY BANK



                                      By: /s/ Mark J. Ringel
                                          ----------------------------------
                                          Name:  Mark J. Ringel
                                          Title: Vice President




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                                      PARIBAS



                                      By: /s/ Edward T. Irwin
                                          ----------------------------------
                                          Name:  Edward T. Irwin
                                          Title: Managing Director


                                      By: /s/ PJ de Filippis
                                          ----------------------------------
                                          Name:  PJ de Filippis
                                          Title: Managing Director